EXHIBIT 99.1

Item 6.  Selected Financial Data

     The following selected consolidated financial data for the periods indicated have been derived from our consolidated financial statements.  The financial data set forth below should be read in connection with "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our consolidated financial statements and related notes thereto (in thousands, except per share data):

	Reorganized Company				Predecessor Company
	At or For The Year Ended December 31, 2004(1)	At or For The Year Ended December 31, 2003(2)	At or For The Ten Months Ended December 31, 2002(3)		At or For The Two Months Ended February 28, 2002(4)	At or For The Year Ended December 31, 2001(5)	At or For The Year Ended December 31, 2000(6)
Total net revenues	$ 813,290	$ 778,438	$ 636,061	|	$ 301,846	$ 2,075,234	$ 2,458,928
Income (loss) before income taxes and discontinued operations	8,750	(29,481)	(297,417)	| | |	1,493,157	(69,116)	(545,455)
Income (loss) before discontinued operations	9,908	(30,146)	(297,410)	| |	1,493,010	(69,437)	(545,711)
(Loss) income on discontinued operations	(28,535)	30,500	(140,576)	| |	(7,639)	-	-
Net (loss) income	$ (18,627)	$ 354	$ (437,986)	|	$ 1,485,371	$ (69,437)	$ (545,711)
	==========	=========	=========	|	=========	==========	=========
Basic earnings per common and common equivalent share:				| | |
Income (loss) before discontinued operations	$ 0.69	$ (3.00)	$ (29.74)	| |	$ 24.44	$ (1.14)	$ (9.04)
(Loss) income on discontinued operations	(1.98)	3.04	(14.06)	| |	(0.12)	-	-
	==========	=========	=========	|	==========	==========	==========
Net income (loss)	$ (1.29)	$ 0.04	$ (43.80)	|	$ 24.32	$ (1.14)	$ (9.04)
	==========	=========	=========	|	==========	==========	==========
Diluted earnings per common and common equivalent share:				| | |
Income (loss) before discontinued operations	$ 0.68	$ (3.00)	$ (29.74)	| |	$ 24.44	$ (1.14)	$ (9.04)
(Loss) income on discontinued operations	(1.96)	3.04	(14.06)	| |	(0.12)	-	-
	==========	========	=========	|	==========	==========	==========
Net (loss) income	$ (1.28)	$ 0.04	$ (43.80)	|	$ 24.32	$ (1.14)	$ (9.04)
	==========	========	=========	|	==========	==========	==========
Weighted average number of common and common equivalent shares:				| | |
Basic	14,456	10,050	10,000	|	61,080	61,096	60,347
Diluted	14,548	10,050	10,000	|	61,080	61,096	60,347
	==========	========	=======	|	==========	==========	==========
Working Capital (Deficit)	$ (30,595)	$ (57,377)	$ (66,412)	|	$ 69,762	$ (13,259)	$ (138,901)
	==========	========	=======	|	==========	==========	==========
Total Assets	$ 315,915	$ 300,398	$ 475,835	|	$ 828,416	$ 649,804	$ 849,988
	==========	========	=======	|	==========	==========	==========
Liabilities subject to compromise	$ -	$ -	$ -	| |	$ -	$ 1,549,139	$ 1,529,928
	==========	========	=======	|	==========	==========	==========
Long-term debt	$ 107,182	$ 78,878	$ 196,223	|	$ 190,146	$ 78,235	$ 157,227
	==========	========	=======	|	=======	==========	==========
Stockholders' (deficit) equity	$ (123,380)	$ (166,398)	$ (187,218)	|	$ 237,600	$ (1,602,290)	$ (1,545,338)
	==========	========	=======	|	=======	==========	==========

(1)

Results for the year ended December 31, 2004 include a non-cash charge of $1.0 million representing an impairment to our carrying values of other long-lived assets (See "Note 8 - Impairment of Intangible and Long-Lived Assets" in our consolidated financial statements), a $2.0 million charge related to current year restructuring, a net loss on sale of assets of $1.5 million mainly due to the write-down of a property held for sale, a net gain on extinguishment of debt of $3.4 million related to mortgage restructurings, a net loss of $23.2 million from discontinued operations and a net loss of $5.3 million from disposal of discontinued operations due primarily to the sale of our clinical laboratory and radiology operations located in California, a reserve recorded in connection with the sale of a previously divested segment, and the reclassification of our mobile radiology operations in Arizona and Colorado to assets held for sale. (See "Note 9 - Discontinued Operations and Assets Held for Sale" in our consolidated financial statements.)

(2)

Results for the year ended December 31, 2003 include a non-cash charge of $2.8 million representing an impairment to our carrying values of lease intangibles and other long-lived assets (See "Note 8 - Impairment of Intangible and Long-Lived Assets" in our consolidated financial statements), a $14.7 million charge related to current year restructuring, a net gain on sale of assets of $4.2 million mainly due to the sale of land and buildings, a net loss of $25.1 million from discontinued operations and a net gain of $55.6 million from disposal of discontinued operations due primarily to the sale of our pharmaceutical and software development operations, termination of 126 facility lease agreements, sale of one other facility and the reductions of the carrying amount of the assets associated with the above described facilities, which facilities and assets were determined not to be integral to our core business operations (See "Note 9 - Discontinued Operations and Assets Held for Sale" in our consolidated financial statements.)

(3)

Results for the ten month period ended December 31, 2002 include a non-cash charge of $275.4 million representing an impairment to our carrying values of goodwill and other long-lived assets for continuing operations (See "Note 8 - Impairment of Intangible and Long-Lived Assets" in our consolidated financial statements), a net gain on sale of assets of $8.7 million due to the termination of ten facility lease agreements and the reduction of the carrying amount of the assets associated with the above described facilities, which facilities and assets were determined not to be integral to our core business operations and a net loss of $140.6 million from discontinued operations, of which $132.4 million relates to the impairment to our carrying values of goodwill and other long-lived assets for discontinued operations (See "Note 9 - Discontinued Operations and Assets Held for Sale" in our consolidated financial statements.)

(4)

Results for the two month period ended February 28, 2002 include a $1.5 billion non-cash gain on extinguishment of debt (See "Note 22 - Gain on Extinguishment of Debt" in our consolidated financial statements), a $1.5 million gain for reorganization items due to our chapter 11 filings (See "Note 20 - Emergence from Chapter 11 Bankruptcy Proceedings" in our consolidated financial statements), a net non-cash loss on discontinued operations of $7.6 million due to the anticipated termination of ten facility lease agreements and the reduction of the carrying amount of the assets associated with the above described facilities, which facilities and assets were determined not to be integral to our core business operations.

(5)

Results for the year ended December 31, 2001 include a non-cash charge of $18.8 million representing an impairment to our carrying values of goodwill and other long-lived assets, a charge of $11.0 million due to legal and regulatory matters, a $1.1 million charge related to restructuring, a net non-cash gain on sale of assets of $0.8 million and a $42.9 million charge for reorganization items due to our chapter 11 filings which included the losses for discontinued operations due to the prepetition termination of 45 facility lease agreements and the reduction of the carrying amount of the assets associated with the above described facilities, which facilities and assets were determined not to be integral to our core business operations.

(6)

Results for the year ended December 31, 2000 include a non-cash charge of $191.3 million representing an impairment to our carrying values of goodwill and other long-lived assets, a net non-cash gain on sale of assets of $21.4 million, a $335.9 million charge for reorganization items due to our chapter 11 filings which included the losses on discontinued operations due to the prepetition termination of 86 facility lease and management agreements and the reduction of the carrying amount of the assets associated with the above described facilities, which facilities and assets were determined not to be integral to our core business operations, a $1.1 million non-cash recovery of previously recorded cost for corporate and financial restructuring and a $2.5 million charge for legal and regulatory charges due to our chapter 11 filings.